As filed with the Commission on October 2, 2002               File No. 333-84216


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       T0

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            FORESTINDUSTRY.COM, INC.
                 (Name of small business issuer in its charter)



Delaware                              7372                            98-0207081
--------                              ----                            ----------


(State or other jurisdiction of    (Primary Standard         (I.R.S. Employer
jurisdiction of incorporation       Industrial               Identification No.)
or organization)                    Classification Code)
-------------------------------    ---------------------     -------------------

                 2480 Kenworth Road, Suite 10, Nanaimo, British
               Columbia V9T 3Y3 (Address and telephone number of
                          principal executive offices)

                        Joe Perraton, President and CEO
                            forestindustry.com, Inc.
                          2480 Kenworth Road, Suite 10
                       Nanaimo, British Columbia V9T 3Y3
                                 (250) 758-0665
           (Name, address and telephone number of agent for service)

                                    Copy to:
                              Daniel B. Eng, Esq.
                             Bartel Eng & Schroder
                          300 Capitol Mall, Suite 1100
                          Sacramento, California 95814
                            Telephone: 916-442-0400
forestindustry.com herby amends its Registration Statement on Form SB-2 by filing this post-effective amendment No. 1

Pursuant to the Company's registration statement, which became effective with the Securities and Exchange Commission on April 3, 2002, 4,320,000 shares of common stock, par value $0.0001 were registered under the Securities Act of 1933. The Company is filing this post-effective registration statement to deregister an aggregate of 2,570,000 shares of common stock.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment number 1 to this Registration Statement on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Nanaimo, British Columbia, on the 1st day of October, 2002.


                                   FORESTINDUSTRY.COM, INC.



                                   By:   /s/ Joe Perraton
                                       -----------------------------------------
                                       Joe Perraton, President and
                                       Chief Financial and Accounting Officer




      In accordance with requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                   Title                         Date
                                   -----                         -----

/s/Joe Perraton                    Director                      October 1, 2002
-----------------------------
Joe Perraton


/s/Joe Nemeth                      Director                      October 1, 2002
-----------------------------
Joe Nemeth


/s/ Sean Curran                    Director                      October 1, 2002
-----------------------------
Sean Curran